THE HIGH YIELD INCOME FUND, INC.
	Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102







                              April 25, 2005





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


   Re:	The High Yield Income Fund, Inc. (the ?Fund?)
         File No.:  811-5296


Ladies and Gentlemen:

         Please find enclosed the following items:
(1) the Semi-Annual Report on Form N-SAR for the
Fund for the six-month year period ended February 28, 2005 and (2) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR.


                                  Very truly yours,



                                    /s/Deborah A. Docs
                                       Deborah A. Docs
                                        Secretary

Enclosures



This report is signed on behalf of the Registrant in the City of Newark and State of New
Jersey on the 25th day of April, 2005.









THE HIGH YIELD INCOME FUND, INC.





Witness:/s/Deborah A. Docs	By:/s/Grace C. Torres
            Deborah A. Docs	Grace C. Torres
            Secretary		Treasurer and Principal
			Financial and Accounting
					Officer


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